UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2008

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 16, 2008, we entered into an Amended and Restated Bank Credit Agreement with The Bank of Nova Scotia as Administrative Agent for the Lenders and as a Lender, to help fund the Greens Creek acquisition described below. The Amended and Restated Bank Credit Agreement provided a $380 million debt facility, which consists of a $140 million three year amortizing term facility maturing on March 31, 2011, which was fully drawn at closing, and a $240 million bridge facility, of which we borrowed $220 million at closing, and which matures on October 16, 2008. A copy of the Amended and Restated Bank Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Scotia Capital, as Sole Lead Arranger and Sole Bookrunner, and The Bank of Nova Scotia will be syndicating portions of the credit facilities to various banks, funds, and financial institutions and during such syndication, the credit facilities may be subject to changes in pricing, yield, tenor, terms, conditions, and structure.

The Bank of Nova Scotia and certain of its affiliates have periodically provided investment and commercial banking and related services to us, including acting as an underwriter in our recent Mandatory Convertible Preferred Stock offering. An affiliate of The Bank of Nova Scotia is a customer of our’s with respect to metal sales. During 2006 and 2007, metal sales to The Bank of Nova Scotia’s affiliate represented approximately 15% and 2%, respectively, of total sales.

The Amended and Restated Bank Credit Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Amended and Restated Bank Credit Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Amended and Restated Bank Credit Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The Amended and Restated Bank Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us and it is subject to change as described above in connection with the syndication of the credit facilities. Such information about us can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Amended and Restated Bank Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

As part of the Greens Creek acquisition, we entered into a Guaranty pursuant to which we guaranteed all of the obligations and liabilities of our wholly owned subsidiary, Hecla Admiralty Company (“Hecla Admiralty”) under the Purchase Agreement pursuant to which Hecla Admiralty acquired all of the issued and outstanding shares of capital stock of Kennecott Greens Creek Mining Company (“KGCMC”) and Kennecott Juneau Mining Company (“KJMC”) for $750 million. A copy of the Guaranty dated April 16, 2008, is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On April 16, 2008, we and Hecla Admiralty signed the closing documents to purchase all of the issued and outstanding shares of capital stock of KGCMC and KJMC from Kennecott Minerals Holding Company for $750 million (“Greens Creek Acquisition”). The $750 million purchase price was comprised of $700 million in cash and $50 million in our common stock. Funds from the Amended and Restated Bank Credit Agreement together with internal cash resources, were used to fund the cash portion of the Greens Creek Acquisition. A copy of the Stock Purchase Agreement is filed as exhibit 2.1 to our Current Report on Form 8-K filed on February 19, 2008, and incorporated herein by reference.

Prior to the Greens Creek Acquisition, pursuant to the Restated Mining Venture Agreement dated as of May 6, 1994, KGCMC and KJMC and our subsidiary jointly owned the Greens Creek mine near Juneau, Alaska (“Greens Creek”). Prior to the Greens Creek Acquisition, KGCMC and KJMC owned, in the aggregate, an approximately 70.27% interest of Greens Creek and our subsidiary owned the remaining interest in Greens Creek. As a result of the Greens Creek Acquisition, we now own through various subsidiaries a 100% interest in Greens Creek.

The Stock Purchase Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Stock Purchase Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The Stock Purchase Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 and in Exhibits 10.1 and 10.2 is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As previously disclosed in our Current Report on Form 8-K filed on February 19, 2008, pursuant to the terms of the Stock Purchase Agreement, $50,000,000 of the purchase price for the Greens Creek Acquisition was to be funded by shares of Hecla common stock. Consequently, at closing, we issued 4,365,000 unregistered shares of our common stock to Kennecott Minerals Holdings Company. The shares were not registered under the Securities Act of 1933 in reliance on Section 4(2) of such Act and Regulation D thereunder.

Item 8.01.  Other Events.

On April 16, 2008, we issued a press release announcing the closing of the Greens Creek Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

2.1

Stock Purchase Agreement, dated as of February 12, 2008, by and among Kennecott Minerals Holdings Company, Hecla Admiralty Company, and Hecla Mining Company, filed as exhibit 2.1 to our Current Report on Form 8-K filed on February 19, 2008, (File No. 1-8491), and incorporated herein by reference.

10.1

Amended and Restated Bank Credit Agreement, dated as of April 16, 2008, by and among Hecla Mining Company, various Lenders, The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and Scotia Capital as Sole Lead Arranger and Sole Bookrunner.

10.2	Guaranty, dated as of April 16, 2008, by Hecla Mining Company

99.1	Press release, dated April 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 22, 2008

Hecla Mining Company

By:	/s/ Philip C. Wolf
Philip C. Wolf Senior Vice President